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                                                                   EXHIBIT 15(b)

                                  AMENDMENT TO
                  PLAN OF DISTRIBUTION PURSUANT TO RULE 12b-1
                                       OF
                    KIDDER, PEABODY CASH RESERVE FUND, INC.

     WHEREAS, pursuant to resolutions adopted by the Board of Directors of Kidder, Peabody Cash Reserve Fund, Inc. ('Fund') on December 16, 1994, PaineWebber Incorporated ('PaineWebber') was appointed distributor of the Fund, and it was determined to change the name of the Fund to the 'PaineWebber/Kidder, Peabody Cash Reserve Fund.'

     NOW, THEREFORE, the Fund hereby adopts the following amendments to the above-referenced plan ('Plan'):

          1. All references to the 'Kidder, Peabody Cash Reserve Fund, Inc.' contained in the Plan are hereby replaced with 'PaineWebber/Kidder, Peabody Cash Reserve Fund.'

          2. All references to 'Kidder, Peabody & Co. Incorporated' contained in the Plan are hereby replaced with 'PaineWebber Incorporated,' and all references to 'Kidder, Peabody' contained in the Plan are hereby replaced with 'PaineWebber.'

     IN WITNESS WHEREOF, the Fund and PaineWebber have executed this 'Amendment to the Plan of Distribution Pursuant to Rule 12b-1 of Kidder, Peabody Cash Reserve Fund' on the day and year set forth below.

Date: January 30, 1995

                                          PAINEWEBBER/KIDDER, PEABODY
                                          CASH RESERVE FUND

                                          By:      /s/ DIANNE E. O'DONNELL

                                             ...................................
                                                    DIANNE E. O'DONNELL

Attest:        /s/ ILENE SHORE
       ...............................
                ILENE SHORE

                                          PAINEWEBBER INCORPORATED

                                          By:        /s/ THOMAS EGGERS
                                             ...................................


Attest:        /s/ ILENE SHORE
       ...............................
                ILENE SHORE

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